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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of  report (Date of earliest event reported)  June 1, 1995

                            INDUSTRIAL FUNDING CORP.
               (Exact Name of Registrant as Specified in Charter)


          OREGON                         0-18071                 93-1013278
(State or Other Jurisdiction            (Commission          (IRS Employer
 Of Incorporation)                      File Number)         Identification No.)


2121 SW Broadway, Suite 330            Portland, Oregon            97201
Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code (503) 228-2111



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ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On June 8, 1995, the Registrant (the "Company") engaged BDO Seidman as its principal independent accountant to audit the Company's financial statements commencing with the fiscal year ending November 30, 1995. The decision to change the Company's principal accountant was principally based on a change of control and recommended by the Audit Committee of the Board of Directors. Accordingly, the Company dismissed Deloitte & Touche LLP which was previously engaged as the principal accountant to audit the Company's financial statements effective June 8, 1995.

     During the Company's two most recent fiscal years and the subsequent interim period ending June 8, 1995, there have not been any disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

     The audit reports of Deloitte & Touche LLP on the consolidated financial statements of the Company and its subsidiary as of and for the years ended November 30, 1993 and November 30, 1994, did not contain any adverse opinion or disclaimer opinion. However, the report for the year ended November 30, 1993 contained an explanatory paragraph related to the uncertainty of the outcome of certain litigation. The report for the year ended November 30, 1994 contained no such paragraph.

ITEM 5. OTHER EVENTS

     Effective June 1, 1995, Mr. Richard L. Doege resigned as a Director of the Company. Mr. John J. Estok has been appointed to fill the remainder of Mr. Doege's term or until a successor is qualified and elected, effective June 1, 1995.

EXHIBITS

     16.1 Copy of Deloitte & Touche LLP letter to the United States Securities & Exchange Commission, dated June 13, 1995.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     INDUSTRIAL FUNDING CORP.
                    (Registrant)

                    By: /s/ John W. Pitt
                       -------------------------
                      John W. Pitt
                      Its: Vice President--Finance


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DELOITTE & TOUCHE LLP
3900 US Bancorp Tower
111 SW Fifth Avenue
Portland, Oregon 97204-3698

Telephone: (603)222-1341
Facsimile: (603)224-2172




June 13, 1995



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Industrial Funding Corp. dated June 13, 1995.

Yours truly,

/s/ Deloitte & Touche LLP